UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/14/2010

International Assets Holding Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-23554

Delaware	59-2921318
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

329 Park Avenue North, Suite 350,
Winter Park, FL 32789
(Address of principal executive offices, including zip code)

407-741-5300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

The Company's subsidiary, INTL Commodities, Inc., entered into an Eighth Amendment, dated as of June 14, 2010, to the Credit Agreement dated as of April 30, 2007 (as amended, supplemented or otherwise modified from time to time) with Fortis Bank SA/NV, New York Branch, as Issuing Bank, with Fortis Capital Corp., as Administrative Agent, and with the lenders from time to time parties to the Credit Agreement, in order to extend the expiration date from June 25, 2010, to August 25, 2010.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits.
The following exhibits are filed herewith:

10.1    Eighth Amendment, dated as of June 14, 2010, to the Credit Agreement (as amended, supplemented or otherwise modified from time to time), by and among INTL Commodities, Inc.,Fortis Bank SA/NV, New York Branch, as Issuing Bank, Fortis Capital Corp., as Administrative Agent, and with the lenders from time to time parties to the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Assets Holding Corporation

Date: June 16, 2010	By:	/s/ Brian T. Sephton
Brian T. Sephton
Chief Legal and Governance Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1
Eighth Amendment to the Credit Agreement (as amended and supplemented) by and among INTL Commodities, Inc., Fortis Bank SA/NV, NY Branch as Issuing Bank, Fortis Capital Group, as Administrative Agent, and other lender parties to the Credit Agreement.